Exhibit 10.1

OMNIBUS AMENDMENT

This Omnibus Amendment, dated as of September 30, 2008, by and between Implant Sciences Corporation, a Massachusetts corporation (the “Company”) and LV Administrative Services, Inc., as administrative and collateral agent (the “Agent”) for each of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) and Valens Offshore SPV I, Ltd., a Cayman Islands company (“Valens Offshore” and together with Laurus and the Agent, the “Holders” and each, a “Holder”) amends (i) that certain Securities Purchase Agreement, dated as of September 29, 2005, by and between the Company and Laurus (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) pursuant to which Laurus purchased Preferred Stock (as defined in the Purchase Agreement) from the Company as issued pursuant to that certain Certificate of Vote of Directors Establishing a Class or Series of Stock, $0.10 Par Value Per Share (as amended, restated, modified, and/or supplemented from time to time, the “Certificate of Designations”, together with the Purchase Agreement, and the other Related Agreements referred to in the Purchase Agreement, the “Loan Documents”), which Preferred Stock was subsequently assigned in full to Valens Offshore, and (ii) the Certificate of Designations.  Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

WHEREAS, the Company, the Holders and the Agent have agreed to make certain changes to the Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           The last two sentences of Section 1 of the Purchase Agreement are hereby amended and restated in its entirety to read as follows:

“The Preferred Stock will have a Mandatory Redemption Date (as defined in the Preferred Stock) of October 24, 2008.  Collectively, the Preferred Stock and Warrant (as defined in Section 2) and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant are referred to as the “Securities”.”

               2.      As between the Company and the Holders, Section 10 of Exhibit A to the Certificate of Designations shall be deemed to read in its :

“10.                 Mandatory Redemption. The Corporation shall redeem the shares of Series D Preferred Stock, including accrued but unpaid dividends thereon, no later than October 24, 2008 (the “Mandatory Redemption Date”).”

                3           .In consideration of the foregoing, the Company hereby agrees that it shall on the date hereof, repay the outstanding obligations of the Company under the Loan Documents in an amount equal to no less $250,000 (the “Payment”).  The Payment shall be applied first to any accrued and unpaid dividends on the Preferred Stock, and then to any outstanding principal balance under the Loan Documents.

               4.           The amendments set forth above shall be effective as of September 29, 2008 (the “Amendment Effective Date”) once (i) the Company, the Holders and the Agent shall have executed and the Company shall have delivered to the Agent its counterpart to this Amendment, and (ii) the Company has delivered the Payment.

               5.           Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other related forms, and the terms and provisions of the Loan Documents and other related forms shall remain in full force and effect.

               6.           From and after the date first written above, all references to the Loan Documents shall be deemed to be references to the Loan Documents as modified hereby.

7.           The Company hereby represents and warrants to the Holders that other than as contemplated by this Amendment (i) no Event of Default (as defined in the Purchase Agreement) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company under the Loan Documents are true, correct and complete, and (iii) on the date hereof, the Company’s covenant requirements have been met under the Loan Documents.

8.           This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first written above.

IMPLANT SCIENCES CORPORATION

By:            /s/ Glenn D. Bolduc
Name:       Glenn D. Bolduc
Title:         Chief Financial Officer

LAURUS MASTER FUND, LTD.

By: Laurus Capital Management, LLC, its investment manager

By:            /s/ Patrick Regan
Name:       Patrick Regan
Title:        Authorized Signatory

VALENS OFFSHORE SPV I, LTD.
By: Valens Capital Management, LLC, its investment manager

By:            /s/ Patrick Regan
Name:       Patrick Regan
Title:         Authorized Signatory

LV ADMINISTRATIVE SERVICES, INC. as Agent
By: Laurus Capital Management, LLC, its investment manager

By:            /s/ Patrick Regan
Name:       Patrick Regan
Title:        Authorized Signatory